Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS FOURTH QUARTER REVENUE OF $532M, GAAP EPS OF $0.35,
PRO FORMA EPS OF $0.73, AND ADJUSTED NET ORDERS OF $759M

— Issues 2012 Revenue and EPS Guidance —

Princeton, New Jersey, January 25, 2012 — Covance Inc. (NYSE: CVD) today reported GAAP earnings for its fourth quarter ended December 31, 2011 of $0.35 per diluted share.  Included in fourth quarter results is approximately $0.41 per diluted share in charges, approximately $0.10 of which relates to the completion of the previously-announced restructuring actions, approximately $0.11 of which relates to the termination of a research products inventory supply agreement and inventory write down, and approximately $0.20 for the impairment of a related equity investment, partially offset by a gain of approximately $0.03 from favorable income tax developments in the quarter.  Excluding these items, diluted earnings per share for the fourth quarter ended December 31, 2011 was $0.73.  For the full year, diluted earnings per share were $2.16 inclusive of $0.58 per share in charges, partially offset by a gain of approximately $0.04 from favorable income tax developments during the year.  Excluding these items, diluted earnings per share for the year ended December 31, 2011 was $2.70.

“During 2011, Covance increased revenue by 8.8% to $2.1 billion, improved pro forma operating margin by 70 basis points (when excluding charges in both periods), and drove pro forma EPS growth of 26% to $2.70 per diluted share. In addition, adjusted net orders for the year were a record $2.53 billion, a year-on-year increase of 13.5%, resulting in a strong adjusted net book-to-bill of 1.21 to 1 for the year,” said Joe Herring, Chairman and Chief Executive Officer.  “For the fourth quarter, consolidated revenues grew 8.3% and pro forma operating margin expanded by 130 basis points year-on-year and 50 basis points sequentially to 10.9%.

“In Early Development, fourth quarter net revenues grew 6.3% year-on-year, but declined $5.7 million sequentially due to lower demand in research products and European toxicology services, as well as a $2.3 million foreign exchange headwind.  Early Development pro forma operating margin (when excluding charges in all periods), increased 190 basis points year-on-year to 13.9%, but did not expand sequentially as we had forecasted due primarily to operating losses incurred in research products this quarter.  This lower demand for our research products caused us to reassess inventory levels and the fair value of an equity investment in a supplier.  In Late-Stage Development, net revenues grew 10.0% year-on-year driven by the continued strong performance in our clinical development services. Pro forma operating margin of 20.0% exceeded our expectations due to increased profitability in our central laboratory, which grew revenues sequentially on a constant currency basis for the second consecutive quarter.

“On the commercial front, adjusted net orders in the fourth quarter were a record $759 million, representing an adjusted book-to-bill of 1.42 to 1.  We were particularly pleased to see continued strong orders in clinical development and a further increase in orders in our central laboratory for the second consecutive quarter.  The ongoing strength of our service portfolio, as evidenced by our strong 2011 orders, gives us confidence to continue our investments to drive future growth.

“Looking ahead, we are making strategic investments in our information technology infrastructure and applications to increase the productivity of our drug development services, drive operating efficiencies, and arrest the long-term rate of growth of our information technology spending.  In addition to the implementation of our central laboratory system, which we previously disclosed as a $10 million incremental spend, we are funding

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three additional strategic projects to help us achieve these objectives. In total, these four projects will increase our IT capital expenditures to approximately $90 million in 2012 (versus approximately $60 million in 2011), and will lead to a significant increase in operating expense over the next two years.  We are also planning to continue expanding our commercial footprint in order to capture an increasing share of the opportunities available in the CRO industry and position us for longer-term growth.  In aggregate, we are projecting spending in these areas to be above the growth rate in revenue by approximately $25 million, or $0.32 per diluted share in 2012.

“In the first quarter of 2012, we expect a modest increase in net revenues from the fourth quarter level as we forecast a further sequential decline in Early Development net revenue, to be offset by an increase in Late-Stage net revenues.  A drop in Early Development earnings due to the expected lower level of revenue, when combined with the increased information technology spending and foreign exchange headwind, is expected to result in diluted earnings per share in the low $0.60 range.

“For the full year, we are forecasting mid-single digit year-on-year revenue growth (inclusive of an approximate 200 basis point headwind from the stronger USD) and diluted earnings per share in the range of $2.50 to $2.80.  This diluted earnings per share range reflects increased investment in IT and commercial, the estimated impact of anticipated share repurchases that may be made under our Board-approved share repurchase programs ($0.15 to $0.20 per share), excludes potential new strategic alliances with clients, and assumes foreign exchange rates remain at year-end 2011 levels.”

Consolidated Results

($ in millions except EPS)	4Q11	4Q10	Change	FY 2011	FY 2010	Change
Total Revenues	$582.4	$519.5		$2,236.4	$2,038.5
Less: Reimbursable Out-of-Pockets	$49.9	$28.0		$140.5	$112.9
Net Revenues	$532.5	$491.5	8.3%	$2,095.9	$1,925.6	8.8%
Operating Income	$39.0	$28.9	35.0%	$180.6	$47.5	280.3%
Net Income	$21.1	$28.4	(25.5)%	$132.2	$68.3	93.7%
Earnings Per Share	$0.35	$0.45	(23.6)%	$2.16	$1.06	104.3%
2011 Charges*	$(31.1)	—		$(46.8)	—
2010 Charges*	—	$(18.4)		—	$(137.6)
Favorable Income Tax items*	$1.8	$6.9		$2.5	$17.3
Operating Income, excluding items*	$57.9	$47.2	22.6%	$215.3	$185.1	16.3%
Operating Margin %, ex items*	10.9%	9.6%		10.3%	9.6%
Net Income, excluding items*	$44.6	$35.1	26.9%	$165.0	$138.6	19.1%
Diluted EPS, excluding items*	$0.73	$0.56	30.4%	$2.70	$2.15	25.7%

* See attached pro forma income statements for reconciliation of GAAP to pro forma amounts.

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Operating Segment Results

Early Development

($ in millions)	4Q11	4Q10	Change	FY 2011	FY 2010	Change
Net Revenues	$234.5	$220.6	6.3%	$930.6	$840.3	10.7%
GAAP Operating Income (Loss)	$17.7	$21.1	(16.3)%	$105.3	$(32.0)	—
GAAP Operating Margin %	7.5%	9.6%		11.3%	(3.8)%
2011 Charges	$(15.0)	—		$(21.7)	—
2010 Charges	—	$(5.4)		—	$(124.6)
2010 Cost Actions	—	—		—	$(8.0)
Pro Forma Operating Income	$32.6	$26.6	22.8%	$127.0	$100.7	26.1%
Pro Forma OM%	13.9%	12.0%		13.7%	12.0%

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the fourth quarter of 2011 grew 6.3% year-on-year to $234.5 million, driven by the results from our new Alnwick, UK and Porcheville, France sites and clinical pharmacology. On a sequential basis, revenues declined $5.7 million due to lower demand in research products and European toxicology services, as well as a $2.3 million foreign exchange headwind. North American toxicology experienced modest year-on-year growth and was flat sequentially.

GAAP operating income for the fourth quarter of 2011 was $17.7 million, and included $4.7 million in charges relating to our previously announced restructuring activities as well as $10.3 million in charges associated with lower demand for our research products (costs to terminate a product supply agreement and inventory write-down).  Pro forma operating income, excluding charges in all periods, was $32.6 million in the current quarter, compared to $35.0 million last quarter and $26.6 million in the fourth quarter of last year.  The primary driver of the sequential decline in pro forma operating income was the loss we incurred in our research products operation from lower demand, as previously discussed.  Pro forma operating margins, excluding charges in all periods, were 13.9% for the fourth quarter, compared to 14.6% last quarter and 12.0% in the fourth quarter of 2010.

Late-Stage Development

($ in millions)	4Q11	4Q10	Change	FY 2011	FY 2010	Change
Net Revenues	$298.0	$270.9	10.0%	$1,165.4	$1,085.3	7.4%
GAAP Operating Income	$58.2	$47.6	22.3%	$226.3	$225.5	0.4%
GAAP Operating Margin %	19.5%	17.6%		19.4%	20.8%
2011 Charges	$(1.3)	—		$(5.0)	—
2010 Charges	—	$(7.1)		—	$(7.1)
2010 Cost Actions	—	—		—	$(0.2)
Pro Forma Operating Income	$59.5	$54.7	8.7%	$231.3	$232.8	(0.7)%
Pro Forma OM%	20.0%	20.2%		19.8%	21.5%

The Late-Stage Development segment includes central laboratory, Phase II-IV clinical development, and market access services.  Net revenues for the fourth quarter of 2011 grew 10.0% year-on-year to $298.0 million, primarily driven by the continued strong performance in clinical development and a 190 basis point tailwind in foreign exchange.  On a sequential basis, revenues declined $5.0 million due to a $10.1 million foreign exchange headwind, which more than offset growth across the segment’s service offerings, at constant exchange rates.

GAAP operating income for the fourth quarter was $58.2 million and included $1.3 million in costs associated with our restructuring actions. Pro forma operating income, excluding these costs, was $59.5 million, compared to $58.4 million last quarter and $54.7 million in the fourth quarter of the prior year. Pro forma operating

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margins, excluding these costs, were 20.0% for the fourth quarter of 2011 compared to 19.3% last quarter and 20.2% in the fourth quarter of last year. The sequential increase in profitability was primarily due to stronger central laboratory performance.

Corporate Information

The Company’s backlog at December 31, 2011 was $6.14 billion compared to $6.08 billion at September 30, 2011 and $6.19 billion at December 31, 2010. Foreign exchange negatively impacted sequential backlog growth by $75 million.

Corporate expenses totaled $37.0 million in the fourth quarter of 2011 (including $2.7 million in restructuring costs) compared to $38.4 million last quarter (including $1.4 million in restructuring costs) and $39.9 million in the fourth quarter of last year.

During the fourth quarter, the company recorded a $12.1 million charge to recognize an impairment in the carrying value of an equity investment in a supplier of research products.  This charge is reflected as a component of other income (expense) in the consolidated statements of income.

Cash and cash equivalents at December 31, 2011 were $389 million compared to $400 million at September 30, 2011 and $377 million at December 31, 2010.  Covance repaid $60 million in debt during the quarter and now has $30.0 million in debt outstanding, originating from borrowings related to the fourth quarter 2010 accelerated share repurchase.

Free cash flow (defined as operating cash flow less capital expenditures) for the fourth quarter of 2011 was $54 million, consisting of operating cash flow of $102 million less capital expenditures of $48 million.  Free cash flow for the full year was $109 million, consisting of operating cash flow of $243 million less capital expenditures of $135 million. We expect 2012 capital spending to be approximately $180 million.

Net Days Sales Outstanding (DSO) were 38 days at December 31, 2011 compared to 38 days at September 30, 2011 and 31 days at December 31, 2010.

The Company’s investor conference call will be webcast on January 26 at 9:00 am ET. Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $2 billion, global operations in more than 30 countries, and more than 11,000 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, the price and rate at which the company executes its share repurchase program, the cost and pace of completion of our information technology projects and the realization of benefits therefrom,  and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

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COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2011 AND 2010

(Dollars in thousands, except per share data)

	Three Months Ended December 31				Years Ended December 31
	2011		2010		2011		2010
	(UNAUDITED)

Net revenues	$532,478		$491,513		$2,095,938		$1,925,630
Reimbursable out-of-pocket expenses	49,907		27,942		140,508		112,843
Total revenues	582,385		519,455		2,236,446		2,038,473

Costs and expenses:
Cost of revenue	371,852		346,924		1,467,051		1,348,498
Reimbursable out-of-pocket expenses	49,907		27,942		140,508		112,843
Selling, general and administrative	95,752		89,810		343,044		307,386
Depreciation and amortization	25,923		25,919		105,214		103,024
Asset impairment charges	—		—		—		119,229
Total costs and expenses	543,434	(a)	490,595	(d)	2,055,817	(c)	1,990,980	(e)

Income from operations	38,951	(a)	28,860	(d)	180,629	(c)	47,493	(e)

Other expense, net:
Interest expense, net	339		430		1,979		52
Foreign exchange transaction loss, net	356		1,054		1,248		3,649
Impairment of equity investment	12,119		—		12,119		—
Other expense, net	12,814	(b)	1,484		15,346	(b)	3,701

Income before taxes and equity investee earnings	26,137	(a),(b)	27,376	(d)	165,283	(b),(c)	43,792	(e)

Tax expense (benefit)	5,172	(a),(b)	(1,121	)(d)	33,574	(b),(c)	(23,655	)(e)

Equity investee earnings (loss)	175		(119)		480		807

Net income	$21,140	(a),(b)	$28,378	(d)	$132,189	(b),(c)	$68,254	(e)

Basic earnings per share	$0.35	(a),(b)	$0.46	(d)	$2.22	(b),(c)	$1.08	(e)

Weighted average shares outstanding - basic	59,730,270		61,390,965		59,629,788		63,043,561

Diluted earnings per share	$0.35	(a),(b)	$0.45	(d)	$2.16	(b),(c)	$1.06	(e)

Weighted average shares outstanding - diluted	61,080,387		62,703,690		61,091,354		64,472,326

(a) Includes, as applicable, $8,667 in restructuring costs ($5,961 net of tax), $10,287 in costs associated with the termination of an inventory supply agreement and related inventory write-down ($7,130 net of tax) and favorable income tax items totaling $1,769 during the three months ended December, 2011.

(b) Includes $12,119 impairment of equity investment ($12,119 net of tax) during the three and twelve months ended December 31, 2011.

(c) Includes, as applicable, $24,369 in restructuring costs ($16,067 net of tax), $10,287 in costs associated with the termination of an inventory supply agreement and related inventory write-down ($7,130 net of tax) and favorable income tax items totaling $2,469 during the year ended December 31, 2011.

(d) Includes, as applicable, $18,362 in restructuring costs ($13,688 net of tax) and $6,946 in favorable income tax items during the three months ended December 31, 2010.

(e) Includes, as applicable, asset impairment charges ($119,229) and restructuring costs ($18,362) totaling $137,591 ($87,610 net of tax) and favorable income tax items totaling $17,298 during the year ended December 31, 2010.

Excluding the impact of restructuring charges, inventory write-down and related charges, the asset impairment charges, the impairment of equity investment and favorable income tax items:

Income from operations	$57,905	$47,222	$215,285	$185,084

Taxes on income	$12,804	$10,499	$47,502	$43,624

Net income	$44,581	$35,120	$165,036	$138,566

Basic earnings per share	$0.75	$0.57	$2.77	$2.20

Diluted earnings per share	$0.73	$0.56	$2.70	$2.15

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 and DECEMBER 31, 2010

(Dollars in thousands)

	December 31	December 31
	2011	2010

ASSETS
Current Assets:
Cash & cash equivalents	$389,103	$377,223
Accounts receivable, net	312,127	261,160
Unbilled services	114,095	90,729
Inventory	74,698	82,924
Deferred income taxes	52,078	35,648
Prepaid expenses and other current assets	144,809	98,127
Total Current Assets	1,086,910	945,811

Property and equipment, net	849,551	843,983
Goodwill, net	127,779	127,653
Other assets	43,768	48,095
Total Assets	$2,108,008	$1,965,542

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$36,393	$34,079
Accrued payroll and benefits	142,229	107,572
Accrued expenses and other current liabilities	119,308	97,395
Unearned revenue	202,210	186,301
Short-term debt and current portion of long-term debt	30,000	45,000
Income taxes payable	6,889	28,827
Total Current Liabilities	537,029	499,174

Long-term debt	—	87,500
Deferred income taxes	42,295	30,531
Other liabilities	70,889	68,516
Total Liabilities	650,213	685,721

Stockholders’ Equity:
Common stock	781	774
Paid-in capital	689,584	639,341
Retained earnings	1,505,894	1,373,705
Accumulated other comprehensive income	4,622	277
Treasury stock	(743,086)	(734,276)
Total Stockholders’ Equity	1,457,795	1,279,821
Total Liabilities and Stockholders’ Equity	$2,108,008	$1,965,542

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

(Dollars in thousands)

	Years Ended December 31
	2011	2010
Cash flows from operating activities:
Net income	$132,189	$68,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,214	103,024
Asset impairment charges	—	119,229
Non-cash compensation expense associated with employee benefit and stock compensation plans	40,057	32,289
Deferred income tax benefit	(6,128)	(71,661)
Impairment of equity investment	12,119	—
Loss on disposal of property and equipment	1,618	1,487
Equity investee earnings	(480)	(807)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(50,754)	23,959
Unbilled services	(23,366)	6,550
Inventory	8,226	(1,998)
Accounts payable	2,297	(2,755)
Accrued liabilities	56,409	20,097
Unearned revenue	15,909	19,411
Income taxes payable	(21,070)	14,797
Other assets and liabilities, net	(28,762)	2,547
Net cash provided by operating activities	243,478	334,423

Cash flows from investing activities:
Capital expenditures	(134,633)	(126,278)
Acquisition of businesses, net of cash acquired	(411)	(20,994)
Other, net	192	47
Net cash used in investing activities	(134,852)	(147,225)

Cash flows from financing activities:
Net (repayments) borrowings under revolving credit facility	(5,000)	35,000
Borrowings under long-term debt	—	100,000
Repayments under long-term debt	(97,500)	(2,500)
Stock issued under employee stock purchase and option plans	9,325	18,825
Purchase of treasury stock	(8,810)	(256,351)
Net cash used in financing activities	(101,985)	(105,026)
Effect of exchange rate changes on cash	5,239	5,582
Net change in cash and cash equivalents	11,880	87,754

Cash and cash equivalents, beginning of period	377,223	289,469

Cash and cash equivalents, end of period	$389,103	$377,223

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q4 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Income Tax Items (3)	Pro Forma

Net revenues	$532,478				$532,478
Reimbursable out-of-pocket expenses	49,907				49,907
Total revenues	582,385	—	—	—	582,385

Costs and expenses:
Cost of revenue	371,852				371,852
Reimbursable out-of-pocket expenses	49,907				49,907
Selling, general and administrative	95,752	(8,754)	(10,287)		76,711
Depreciation and amortization	25,923	87			26,010
Total costs and expenses	543,434	(8,667)	(10,287)	—	524,480

Income from operations	38,951	8,667	10,287	—	57,905

Other expense (income), net:
Interest expense (income), net	339				339
Foreign exchange transaction loss, net	356				356
Impairment of equity investment	12,119		(12,119)		—
Other expense (income), net	12,814	—	(12,119)	—	695

Income before taxes and equity investee earnings	26,137	8,667	22,406	—	57,210

Tax expense	5,172	2,706	3,157	1,769	12,804

Equity investee earnings	175				175

Net income	$21,140	$5,961	$19,249	$(1,769)	$44,581

Basic earnings per share	$0.35	$0.10	$0.32	$(0.03)	$0.75

Weighted average shares outstanding - basic	59,730,270	59,730,270	59,730,270	59,730,270	59,730,270

Diluted earnings per share	$0.35	$0.10	$0.32	$(0.03)	$0.73

Weighted average shares outstanding - diluted	61,080,387	61,080,387	61,080,387	61,080,387	61,080,387

(1) Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2) Represents costs incurred in connection with termination of an inventory supply agreement and related inventory write-down and an impairment of a related equity investment.

(3) Represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q4 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$491,513			$491,513
Reimbursable out-of-pocket expenses	27,942			27,942
Total revenues	519,455	—	—	519,455

Costs and expenses:
Cost of revenue	346,924			346,924
Reimbursable out-of-pocket expenses	27,942			27,942
Selling, general and administrative	89,810	(18,092)		71,718
Depreciation and amortization	25,919	(270)		25,649
Total costs and expenses	490,595	(18,362)	—	472,233

Income from operations	28,860	18,362	—	47,222

Other expense (income), net:
Interest expense (income), net	430			430
Foreign exchange transaction loss, net	1,054			1,054
Other expense (income), net	1,484	—	—	1,484

Income before taxes and equity investee earnings	27,376	18,362	—	45,738

Tax (benefit) expense	(1,121)	4,674	6,946	10,499

Equity investee (loss) earnings	(119)			(119)

Net income	$28,378	$13,688	$(6,946)	$35,120

Basic earnings per share	$0.46	$0.22	$(0.11)	$0.57

Weighted average shares outstanding - basic	61,390,965	61,390,965	61,390,965	61,390,965

Diluted earnings per share	$0.45	$0.22	$(0.11)	$0.56

Weighted average shares outstanding - diluted	62,703,690	62,703,690	62,703,690	62,703,690

(1) Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2) Represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Income Tax Items (3)	Pro Forma

Net revenues	$2,095,938				$2,095,938
Reimbursable out-of-pocket expenses	140,508				140,508
Total revenues	2,236,446	—	—	—	2,236,446

Costs and expenses:
Cost of revenue	1,467,051				1,467,051
Reimbursable out-of-pocket expenses	140,508				140,508
Selling, general and administrative	343,044	(22,592)	(10,287)		310,165
Depreciation and amortization	105,214	(1,777)			103,437
Total costs and expenses	2,055,817	(24,369)	(10,287)	—	2,021,161

Income from operations	180,629	24,369	10,287	—	215,285

Other expense (income), net:
Interest expense (income), net	1,979				1,979
Foreign exchange transaction loss, net	1,248				1,248
Impairment of equity investment	12,119		(12,119)		—
Other expense (income), net	15,346	—	(12,119)	—	3,227

Income before taxes and equity investee earnings	165,283	24,369	22,406	—	212,058

Tax expense	33,574	8,302	3,157	2,469	47,502

Equity investee earnings	480				480

Net income	$132,189	$16,067	$19,249	$(2,469)	$165,036

Basic earnings per share	$2.22	$0.27	$0.32	$(0.04)	$2.77

Weighted average shares outstanding - basic	59,629,788	59,629,788	59,629,788	59,629,788	59,629,788

Diluted earnings per share	$2.16	$0.26	$0.32	$(0.04)	$2.70

Weighted average shares outstanding - diluted	61,091,354	61,091,354	61,091,354	61,091,354	61,091,354

(1) Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2) Represents costs incurred in connection with termination of an inventory supply agreement and related inventory write-down and an impairment of a related equity investment.

(3) Represents favorable resolutions of income tax matters.

COVANCE INC.

GAAP to Pro Forma Reconciliation

For the year ended December 31, 2010

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Asset Impairment and Restructuring Activities (1)	Income Tax Items (2)	Pro Forma

Net revenues	$1,925,630			$1,925,630
Reimbursable out-of-pocket expenses	112,843			112,843
Total revenues	2,038,473	—	—	2,038,473

Costs and expenses:
Cost of revenue	1,348,498			1,348,498
Reimbursable out-of-pocket expenses	112,843			112,843
Selling, general and administrative	307,386	(18,092)		289,294
Depreciation and amortization	103,024	(270)		102,754
Asset impairment charges	119,229	(119,229)		—
Total costs and expenses	1,990,980	(137,591)	—	1,853,389

Income from operations	47,493	137,591	—	185,084

Other expense (income), net:
Interest expense (income), net	52			52
Foreign exchange transaction loss, net	3,649			3,649
Other expense (income), net	3,701	—	—	3,701

Income before taxes and equity investee earnings	43,792	137,591	—	181,383

Tax (benefit) expense	(23,655)	49,981	17,298	43,624

Equity investee earnings	807			807

Net income	$68,254	$87,610	$(17,298)	$138,566

Basic earnings per share	$1.08	$1.39	$(0.27)	$2.20

Weighted average shares outstanding - basic	63,043,561	63,043,561	63,043,561	63,043,561

Diluted earnings per share	$1.06	$1.36	$(0.27)	$2.15

Weighted average shares outstanding - diluted	64,472,326	64,472,326	64,472,326	64,472,326

(1) Represents asset impairment charges totaling $119,229 and restructuring costs totaling $18,362 incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

(2) Represents favorable resolutions of income tax matters.